Exhibit 10.104

PROMISSORY NOTE

$13,535.36	Issued: June 6, 2018

Whereas, James C. Heckman (“Holder”) desires to lend and TheMaven, Inc., a Delaware corporation (“Borrower”), desires to borrow the principal sum of US$13,535.36 (“Principal Amount”) to provide working capital to Borrower.

Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Borrower hereby agrees to the following:

1. For value received, Borrower hereby promises to pay to Holder or its permitted assigns the Principal Amount, together with (i) interest on the unpaid Principal Amount at a rate per annum equal to the applicable minimum federal rate on a non- compounding basis calculated on the basis of a 365-day year, and (ii) reasonable attorneys’ fees and other costs incurred in collecting or enforcing payment hereof. Holder understands that this promissory note (“Note”) may only be assigned with the written consent of Borrower, not to be unreasonably withheld or delayed.

2. The entire unpaid Principal Amount and any accrued but unpaid interest shall be fully and immediately payable on demand by Holder (“Maturity Date”). Borrower shall have the right, without premium, charge or penalty, to make payments of Principal Amount at any time before the Maturity Date. Any and all prepayments shall be applied first to interest, then to the outstanding Principal Amount. Any and all prepayments shall be accompanied by a notice in writing addressed to Holder identifying such payment as a prepayment, and specifying the amount of Principal Amount being prepaid.

3. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America, in the form of cash, certified check, wire transfer of same-day funds, or money order, as the Holder may designate in writing.

4. Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive presentment for payment, notice of dishonor, protest, notice of protest, and notice of nonpayment of this Note and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

5. This Note and all issues hereunder shall be governed by and construed in accordance with the internal laws of the State of Washington.

THEMAVEN, INC.

By:	/s/ Josh Jacobs
Name:	Josh Jacobs
Title:	President